EXHIBIT (a)

                       HIGHLAND CAPITAL FIXED INCOME FUND

                            ------------------------

                       AGREEMENT AND DECLARATION OF TRUST

                             Dated December 23, 1998



                                TABLE OF CONTENTS


ARTICLE I - NAME AND DEFINITIONS.............................................1

         Section 1.1       Name..............................................1
         Section 1.2.      Definitions.......................................1

ARTICLE II - TRUSTEES........................................................3

         Section 2.1.      Management of the Trust...........................3
         Section 2.2.      Number of Trustees................................3
         Section 2.3.      Term of office of trustees........................4
         Section 2.4.      Resignation and Appointment of Trustees...........4
         Section 2.5.      Vacancies.........................................4
         Section 2.6.      Delegation of Power to Other Trustees.............5
         Section 2.7.      Removal of Trustees...............................5
         Section 2.8.      General Powers....................................5
         Section 2.9.      Investments.......................................6
         Section 2.10.     Legal Title.......................................8
         Section 2.11.     By-Laws...........................................8
         Section 2.12.     Distribution and Repurchase of Shares.............8
         Section 2.13.     Delegation........................................8
         Section 2.14.     Collection and Payment............................8
         Section 2.15.     Expenses..........................................8
         Section 2.16.     Committees........................................9
         Section 2.17.     Miscellaneous Powers..............................9
         Section 2.18.     Litigation.......................................10

ARTICLE III - CONTRACTS.....................................................10

         Section 3.1.      Principal Underwriter............................10
         Section 3.2.      Investment Adviser...............................10
         Section 3.3.      Administrator....................................11
         Section 3.4.      Other Service Providers..........................11
         Section 3.5.      Transfer Agents..................................11
         Section 3.6.      Custodian........................................11
         Section 3.7.      Affiliations.....................................11

ARTICLE IV - LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND
             OTHERS.........................................................12

         Section 4.1.      No Personal Liability of Shareholders, Trustees,
                            Officers and Employees..........................12
         Section 4.2.      Trustee's Good Faith Action; Advice to Others;
                             No Bond or Surety..............................12
         Section 4.3.      Indemnification..................................13
         Section 4.4.      No Duty of Investigation.........................13
         Section 4.5.      Reliance on Records and Experts..................13

ARTICLE V - SHARES OF BENEFICIAL INTEREST...................................13

         Section 5.1.      Shares of Beneficial Interest....................14
         Section 5.2.      Voting Powers....................................14
         Section 5.3.      Rights of Shareholders...........................15
         Section 5.4.      Trust Only.......................................15
         Section 5.5.      Issuance of Shares...............................15

ARTICLE VI - REDEMPTIONS AND REPURCHASES....................................16

         Section 6.1.      Redemptions and Repurchases of Shares............16
         Section 6.2.      Manner of Payment................................16
         Section 6.3.      Involuntary Redemption...........................16

ARTICLE VII - DETERMINATION OF NET ASSET VALUE, NET INCOME AND
                   DISTRIBUTIONS............................................17

         Section 7.1.      Net Asset Value..................................17
         Section 7.2.      Dividends and Distributions......................18
         Section 7.3.      Power to Modify Foregoing Procedures.............18

ARTICLE VIII - DURATION; AMENDMENTS; TERMINATION OF TRUST OR A
                   CLASS OR SERIES; MERGERS; CERTAIN TRANSACTIONS...........19

         Section 8.1.      Duration.........................................19
         Section 8.2.      Amendments.......................................19
         Section 8.3.      Certain Transactions.............................20

ARTICLE IX - MISCELLANEOUS..................................................24

         Section 9.1.      Use of the Words "Highland Capital"..............24
         Section 9.2.      Notices..........................................24
         Section 9.3.      Filing of Copies, References, Headings
                            and Counterparts................................24
         Section 9.4.      Applicable Law...................................25
         Section 9.5.      Provisions in Conflict with Law or Regulations...25


         AGREEMENT AND DECLARATION OF TRUST, made December 23, 1998 by the Trustees hereunder and by the holders of beneficial interest to be issued hereunder as hereinafter provided and

                              W I T N E S S E T H:

         WHEREAS, the Trust has been formed to carry on the business of an investment company; and

         WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth;

         NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust established hereunder shall be held and managed under this Agreement and Declaration of Trust for the benefit of the holders, from time to time, of the shares of beneficial interest to be issued hereunder and subject to the provisions set forth below.


                                    ARTICLE I

                              NAME AND DEFINITIONS

          SECTION 1.1. NAME. The name of the trust created hereby is Highland Capital Fixed Income Fund.

          SECTION 1.2. DEFINITIONS. Wherever they are used herein, the following terms have the following respective meanings:

          (a) "Administrator" means the party, other than the Trust, to a contract described in Section 3.3 hereof.

          (b) "By-Laws" means the By-Laws referred to in Section 2.11 hereof, as from time to time amended.

          (c) "Class" means any class of Shares designated by the Trustees as such following any division of Shares of the Trust into two or more Classes as provided in Section 5.1 hereof.

          (d) "Commission" shall have the meaning provided in the 1940 Act.

          (e) "Custodian" means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in Section 17(f).

          (f) "Declaration" means this Agreement and Declaration of Trust, as amended from time to time.

          (g) "His" shall include the feminine and neuter, as well as the masculine, genders.

          (h) "Interested Person" has the meaning specified in the 1940 Act subject, however, to such exceptions and exemptions as may be granted by the Commission in any rule, regulation or order.

          (i) "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

          (j) "Investment Adviser" means the party, other than the Trust, to an agreement described in Section 3.2 hereof.

          (k) "1933 Act" means the Securities Act of 1933 and rules, regulations and orders thereunder, as amended from time to time, or any successor law.

          (l) "1934 Act" means the Securities and Exchange Act of 1934 and rules, regulations and orders thereunder, as amended from time to time, or any successor law.

          (m) "1940 Act" means the Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law. (n) "Outstanding Shares" means those Shares shown from time to time on the books of the Trust or its Transfer Agent as then issued and outstanding.

          (n) "Person" means and includes individuals, corporations, partnerships, trusts, associations, firms, joint ventures and other entities, whether or not legal entities, as well as governments, instrumentalities, and agencies and political subdivisions thereof, and quasi- governmental agencies and instrumentalities.

          (o) "Principal Underwriter" means a party, other than the Trust, to a contract described in Section 3.1 hereof.

          (p) "Prospectus" means the Prospectus and Statement of Additional Information, if any, included in the Registration Statement of the Trust under the 1933 Act, as such Prospectus and Statement of Additional Information, if any, may be amended or supplemented and filed with the Commission from time to time.

          (q) "Registration Statement" means the Registration Statement of the Trust under the 1933 Act, as such Registration Statement may be amended and filed with the Commission from time to time.

          (r) "Series" means any series of Shares designated by the Trustees as such following the division of Shares of any Class into two or more Series as provided in Section 5.1 hereof.

          (s) "Shareholder" means a record owner of Outstanding Shares.

          (t) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time, or, if more than one Class or Series is authorized by the Trustees, the equal proportionate transferable units into which each Class or Series shall be divided from time to time.

          (u) "Transfer Agent" means any Person other than the Trust who maintains the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account.

          (v) "Trust" means the Trust named in Section 1.1.

          (w) The "Trustees" means the persons who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who now serve or from time to time may be duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof and the By-Laws of the Trust, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his capacity or their capacities as trustees hereunder.

          (x) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees, including any and all assets of or allocated to any Class or Series, as the context may require.

          (y) Except as such term may be otherwise defined by the Trustees in connection with any meeting or other action of Shareholders or in conjunction with the establishment of any Class or Series, the term "vote" when used in connection with an action of Shareholders shall include a vote taken at a meeting of Shareholders or the consent or consents of Shareholders taken without such a meeting.


                                   ARTICLE II

                                    TRUSTEES

          SECTION 2.1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by the Trustees and they shall have all powers and authority necessary, appropriate or desirable to perform that function.

          SECTION 2.2. NUMBER OF TRUSTEES. The number of Trustees shall be such number as shall be fixed from time to time by the Trustees, provided, however, that following the effective date of the Registration Statement, the number of Trustees in no event shall be less than three (3) nor more than twelve (12). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.7 of this Article II at the time of decrease.

          SECTION 2.3. TERM OF OFFICE OF TRUSTEES. The Board of Trustees shall be divided into three classes. Within the limits above specified, the number of the Trustees in each class and the class which each Trustee is assigned shall be determined by resolution of the Board of Trustees. The term of office of the first class shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement. The term of office of the second class shall expire on the date of the second annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement. The term of office of the third class shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected at an annual meeting of Shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section
2.4 of this Article, and each Trustee elected shall hold office until his successor shall have been elected and shall have qualified, except (a) that any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) for cause, at any time by written instrument, signed by the remaining Trustees, specifying the date when such removal shall become effective; and (c) that any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, and he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Fund or the remaining Trustees any Fund property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such document as the remaining Trustees shall require as provided in the preceding sentence.

          SECTION 2.4. RESIGNATION AND APPOINTMENT OF TRUSTEES. In case of the declination, death, resignation, retirement, removal or inability of any of the Trustees, or in case a vacancy shall exist, by reason of any increase in number, or for any other reason, the remaining Trustees or, prior to the effective date of the Registration Statement, if only one Trustee shall then remain in office, the remaining Trustee, shall fill such vacancy by appointing such other person as they, or any one of them, in their discretion, shall see fit. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

          SECTION 2.5. VACANCIES. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to remove any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4, the Trustees in office, regardless of their number, shall have all the duties imposed upon the Trustees by the Declaration.

          SECTION 2.6. DELEGATION OF POWER TO OTHER TRUSTEES. Subject to the provisions of the 1940 Act, any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration, except as herein otherwise expressly provided.

          SECTION 2.7. REMOVAL OF TRUSTEES. A Trustee may be removed from office only for cause by a written instrument signed by the remaining Trustees or by a vote of the holders of at least 66-2/3% of the Class of Shares of the Trust that elected such Trustee and is entitled to vote on the matter.

          SECTION 2.8. GENERAL POWERS. The Trustees in all instances shall act as principals for and on behalf of the Trust and their acts shall bind the Trust. The business and affairs of the Trust shall be managed by the Trustees and they shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary, appropriate or desirable in connection with the management of the Trust. The Trustees shall not be bound or limited in any way by present or future laws, practices or customs in regard to Trust investments or to other investments which may be made by fiduciaries, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to promote, implement or accomplish the various objectives and interests of the Trust and of its Classes and Series. The Trustees shall have full power and authority to adopt such accounting and tax accounting practices as they consider appropriate for the Trust and for any Class or Series. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, and with such full powers of delegation as the Trustees may exercise from time to time. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and to maintain offices both within and without The Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies, and instrumentalities of the United States of America and of foreign governments, and to do all such other things as they deem necessary, appropriate or desirable in order to promote or implement the interests of the Trust or of any Class or Series although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or of any Class or Series made by the Trustees in good faith shall be conclusive and binding upon all Shareholders. In construing the provisions of this Declaration, there shall be a presumption in favor of a grant of plenary power and authority to the Trustees.

          The enumeration of any specific power in this Declaration shall not be construed as limiting the aforesaid general and plenary powers.

          SECTION 2.9. INVESTMENTS. The Trustees shall have full power and authority:

          (a) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

          (b) To acquire or buy, and invest Trust Property in, own, hold for investment or otherwise, and to sell or otherwise dispose of, all types and kinds of securities and investments of any kind including, but not limited to, stocks, profit-sharing interests or participations and all other contracts for or evidences of equity interests, bonds, debentures, warrants and rights to purchase securities, and interests in loans, certificates of beneficial interest, bills, notes and all other contracts for or evidences of indebtedness, money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and other obligations, and all other negotiable and non-negotiable securities and instruments, however named or described, issued by corporations, trusts, associations or any other Persons, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State, territory or possession of the United States of America, by any political subdivision or agency or instrumentality of any state or foreign country, or by any other government or other governmental or quasi-governmental agency or instrumentality, domestic or foreign; to acquire and dispose of interests in domestic or foreign loans made by banks and other financial institutions; to deposit any assets of the Trust in any bank, trust company or banking institution or retain any such assets in domestic or foreign cash or currency; to purchase and sell gold and silver bullion, precious or strategic metals, and coins and currency of all countries; to engage in "when issued" and delayed delivery transactions; to enter into repurchase agreements, reverse repurchase agreements and firm commitment agreements; to employ all types and kinds of hedging techniques and investment management strategies; and to change the investments of the Trust and of each Class or Series.

          (c) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any Trust Property or any of the foregoing securities, instruments or investments; to purchase and sell options on securities, currency, precious metals and other commodities, indices, futures contracts and other financial instruments and assets and enter into closing and other transactions in connection therewith; to enter into all types of commodities contracts, including without limitation the purchase and sale of futures contracts on securities, currency, precious metals and other commodities, indices and other financial instruments and assets; to enter into forward foreign currency exchange contracts and other foreign exchange and currency transactions of all types and kinds; to enter into interest rate, currency and other swap transactions; and to engage in all types and kinds of hedging and risk management transactions.

          (d) To exercise all rights, powers and privileges of ownership or interest in all securities and other assets included in the Trust Property, including without limitation the right to vote thereon and otherwise act with respect thereto; and to do all acts and things for the preservation, protection, improvement and enhancement in value of all such securities and assets.

          (e) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, lease, develop and dispose of (by sale or otherwise) any type or kind of property, real or personal, including domestic or foreign currency, and any right or interest therein.

          (f) To borrow money and in this connection issue notes, commercial paper or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any part of the Trust Property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person; to lend all or any part of the Trust Property to other Persons; and to issue general unsecured or other obligations of the Trust, and enter into indentures or agreements relating thereto.

          (g) To aid, support or assist by further investment or other action any Person any obligation of or interest which is included in the Trust Property or in the affairs of which the Trust or any Class or Series has any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, securities and other obligations of any such Person.

          (h) To join other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

          (i) To carry on any other business in connection with or incidental to any of the foregoing powers referred to in this Declaration, to do everything necessary, appropriate or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power referred to in this Declaration, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising out of or connected with such business or purposes, objects or powers.

          (j) To the extent necessary or appropriate, to give effect to the preferences, special or relative rights and privileges of any Class or Series, to allocate assets, liabilities, income and expenses of the Trust to particular Classes or Series or to apportion the same among two or more Classes or Series.

          The foregoing clauses shall be construed both as objects and powers, and shall not be held to limit or restrict in any manner the general and plenary powers of the Trustees.

          Notwithstanding any other provision herein, the Trustees shall have full power in their discretion, without any requirement of approval by Shareholders, to invest part or all of the Trust Property (or part or all of the assets of any Class or Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Class or Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act.

          SECTION 2.10. LEGAL TITLE. Legal title to all the Trust Property shall be vested in the Trustees who from time to time shall be in office. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who hereafter may become a Trustee. Upon the termination of the term of office, resignation, removal or death of a Trustee, he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees.

          SECTION 2.11. BY-LAWS. The Trustees shall have full power and authority to adopt By-Laws providing for the conduct of the business of the Trust and containing such other provisions as they deem necessary, appropriate or desirable, and, subject to the voting powers of one or more Classes or Series, to amend and repeal such By-Laws. Unless the By-Laws specifically require that Shareholders authorize or approve the amendment or repeal of a particular provision of the By-Laws, any provision of the By-Laws may be amended or repealed by the Trustees without Shareholder authorization or approval.

          SECTION 2.12. DISTRIBUTION AND REPURCHASE OF SHARES. The Trustees shall have full power and authority to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares. Shares may be sold for cash or property or other consideration whenever and in such amounts and manner as the Trustees deem desirable. The Trustees shall have full power to provide for the distribution of Shares either through one or more principal underwriters or by the Trust itself, or both.

          SECTION 2.13. DELEGATION. The Trustees shall have full power and authority to delegate from time to time to such of their number or to officers, employees or agents of the Trust or to other Persons the doing of such things and execution of such agreements or other instruments either in the name of the Trust or any Class or Series of the Trust or the names of the Trustees or otherwise as the Trustees may deem desirable or expedient.

          SECTION 2.14. COLLECTION AND PAYMENT. The Trustees shall have full power and authority to collect all property due to the Trust; to pay all claims, including taxes, against the Trust or Trust Property; to prosecute, defend, compromise, settle or abandon any claims relating to the Trust or Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

          SECTION 2.15. EXPENSES. The Trustees shall have full power and authority to incur on behalf of the Trust or any Class or Series and pay any costs or expenses which the Trustees deem necessary, appropriate, desirable or incidental to carry out, implement or enhance the business or operations of the Trust or any Class or Series thereof, and to pay compensation from the funds of the Trust to themselves as Trustees. The Trustees shall determine the compensation of all officers, employees and Trustees of the Trust. The Trustees shall have full power and authority to cause the Trust to charge all or any part of any cost, expense or expenditure (including without limitation any expense of selling or distributing Shares) or tax against the principal or capital of the Trust or any Class or Series, and to credit all or any part of the profit, income or receipt to the principal or capital of the Trust or any Class or Series.

          SECTION 2.16. COMMITTEES. The Trustees may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine.

          SECTION 2.17. MISCELLANEOUS POWERS. The Trustees shall have full power and authority to: (a) distribute to Shareholders all or any part of the earnings or profits, surplus (including paid-in surplus), capital (including paid-in capital) or assets of the Trust or of any Class or Series, the amount of such distributions and the manner of payment thereof to be solely at the discretion of the Trustees; (b) employ, engage or contract with such Persons as the Trustees may deem desirable for the transaction of the business or operations of the Trust or any Class or Series thereof; (c) enter into or cause the Trust or any Class or Series thereof to enter into joint ventures, partnerships (whether as general partner, limited partner or otherwise) and any other combinations or associations; (d) purchase and pay for entirely out of Trust Property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; (e) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) indemnify or reimburse any Person with whom the Trust or any Class or Series thereof has dealings, including without limitation the Investment Adviser, Administrator, Principal Underwriter, Transfer Agent, financial service firms and other agents, to such extent as the Trustees shall determine; (g) guarantee the indebtedness or contractual obligations of other Persons; (h) determine and change the fiscal year of the Trust and the methods by which its books, accounts and records shall be kept; and (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

          SECTION 2.18. LITIGATION. The Trustees shall have full power and authority, in the name and on behalf of the Trust, to engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust, and out of the assets of the Trust or any Class or Series thereof to pay or to satisfy any liabilities, losses, debts, claims or expenses (including without limitation attorneys' fees) incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, in the exercise of their or its good faith business judgment, to dismiss or terminate any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any Person, including a Shareholder in his own name or in the name of the Trust or any Class or Series thereof, whether or not the Trust or any Class or Series thereof or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust or any Class or Series thereof.


                                   ARTICLE III

                                    CONTRACTS

          SECTION 3.1. PRINCIPAL UNDERWRITER. The Trustees in their discretion from time to time may authorize the Trust to enter into one or more contracts providing for the sale of Shares. Pursuant to any such contract, the Trust may agree either to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, any such contract shall be on such terms and conditions as the Trustees in their discretion may determine; and any such contract also may provide for the sale of Shares by such other party as principal or as agent of the Trust.

          SECTION 3.2. INVESTMENT ADVISER. The Trustees, subject to any approvals by Shareholders required by applicable law, in their discretion from time to time, may authorize the Trust to enter into one or more investment advisory agreements whereby the other party or parties to any such agreements shall undertake to furnish the Trust investment advisory and research facilities and services and such other facilities and services, if any, as the Trustees shall consider desirable and all upon such terms and conditions as the Trustees in their discretion may determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize the Investment Adviser, in its discretion and without any prior consultation with the Trust, to buy, sell, lend and otherwise trade and deal in any and all securities, commodity contracts and other investments and assets of the Trust and to engage in and employ all types of transactions and strategies in connection therewith. Any such action taken pursuant to such agreement shall be deemed to have been authorized by all of the Trustees.

          The Trustees also may authorize the Trust to employ, or authorize the Investment Adviser to employ, one or more sub-investment advisers from time to time to perform some or all of the acts and services of the Investment Adviser and upon such terms and conditions as may be agreed upon between the Investment Adviser and such sub-investment adviser and approved by the Trustees.

          SECTION 3.3. ADMINISTRATOR. The Trustees, in their discretion from time to time, may authorize the Trust to enter into one or more administration agreements, whereby the other party to such agreement shall undertake to furnish to the Trust or a Series or a Class thereof such administrative facilities and services and such other facilities and services, if any, as the Trustees consider desirable and all upon such terms and conditions as the Trustees in their discretion may determine.

          The Trustees also may authorize the Trust to employ or authorize the Administrator to employ one or more sub-administrators from time to time to perform some or all of the acts and services of the Administrator and upon such terms and conditions as may be agreed upon between the Administrator and such sub-administrator and approved by the Trustees.

          SECTION 3.4. OTHER SERVICE PROVIDERS. The Trustees, in their discretion from time to time, may authorize the Trust to enter into one or more agreements whereby the other party or parties to any such agreements will undertake to provide to the Trust or any Class or Series or Shareholders or beneficial owners of Shares such services as the Trustees consider desirable and all upon such terms and conditions as the Trustees in their discretion may determine.

          SECTION 3.5. TRANSFER AGENTS. The Trustees, in their discretion from time to time, may appoint one or more transfer agents for the Trust or any Class or Series thereof. Any contract with a transfer agent shall be on such terms and conditions as the Trustees in their discretion may determine.

          SECTION 3.6. CUSTODIAN. The Trustees may appoint a bank or trust company, subject to applicable law, as a custodian of the Trust or any Class or Series with authority as its agent to hold cash and securities owned by the Trust or the Class or Series and to release and deliver the same and otherwise to perform such duties as the Trustees may specify, all upon such terms and conditions as may be agreed upon between the Trust and the Custodian.

          SECTION 3.7. AFFILIATIONS. The fact that:

          (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, creditor, director, officer, partner, trustee or employee of or has any interest in any Person or any parent or affiliate of any such Person, with which a contract or agreement of the character described in this Article III has been or will be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that

          (ii) any such Person also has similar contracts, agreements or plans with other investment companies (including, without limitation, the investment companies referred to in the last paragraph of Section 2.9) or Persons, or has other business activities or interests shall not affect in any way the validity of any such contract, agreement or plan or disqualify any Shareholder, Trustee or officer of the Trust from authorizing, voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.


                                   ARTICLE IV

          LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS

          SECTION 4.1. NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS AND EMPLOYEES. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust or any Class or Series thereof. All Persons dealing or contracting with the Trustees as such or with the Trust or any Class or Series thereof or having any claim against the Trust or any Class or Series thereof shall have recourse only to the Trust or such Class or Series for the payment of their claims or for the payment or satisfaction of claims, obligations or liabilities arising out of such dealings or contracts. No Trustee, officer or employee of the Trust, whether past, present or future, shall be subject to any personal liability whatsoever to any such Person, and all such Persons shall look solely to the Trust Property, or to the assets of one or more specific Class or Series of the Trust if the claim arises from the act, omission or other conduct of such Trustee, officer or employee with respect to only such Class or Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust or such Class or Series. If any Shareholder, Trustee, officer or employee, as such, of the Trust is made a party to any suit or proceeding to enforce any such liability of the Trust or any Class or Series thereof, he shall not, on account thereof, be held to any personal liability.

          SECTION 4.2. TRUSTEE'S GOOD FAITH ACTION; ADVICE TO OTHERS; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon all Interested Persons. A Trustee shall not be liable for errors of judgment or mistakes of fact or law. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of them or of any officer, agent, employee, consultant, investment adviser or other adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the records, books and accounts of the Trust and upon reports made to the Trustees by any officer, employee, agent, consultant, accountant, attorney, investment adviser or other adviser, principal underwriter, expert, professional firm or independent contractor. The Trustees, as such, shall not be required to give any bond or surety or any other security for the performance of their duties. No provision of this Declaration shall protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          SECTION 4.3. INDEMNIFICATION. The Trustees may provide for the indemnification by the Trust or by any Class or Series thereof of the Shareholders, Trustees, officers and employees of the Trust and of such other Persons as the Trustees in the exercise of their discretion may deem appropriate or desirable in the By-Laws or by contract, vote or other action. Any such indemnification may be mandatory or permissive, and may be insured against by policies maintained by the Trust.

          SECTION 4.4. NO DUTY OF INVESTIGATION. No purchaser, lender or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Class or Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security or undertaking of the Trust or a Class or Series, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security or undertaking of the Trust or a Class or Series made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust or a Class or Series thereof under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property or the Trust Property of the applicable Class or Series, and may contain any further recital which they may deem appropriate, but the omission of any such recital shall not operate to bind the Trustees or Shareholders individually.

          SECTION 4.5. RELIANCE ON RECORDS AND EXPERTS. Each Trustee, officer or employee of the Trust, in the performance of his duties, shall be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the records, books and accounts of the Trust or a Class or Series thereof, upon an opinion or other advice of legal counsel, or upon reports made or advice given to the Trust or a Class or Series thereof by any Trustee or any of the Trust's officers or employees or by the Investment Adviser, the Administrator, the Custodian, a Principal Underwriter, Transfer Agent, accountants, appraisers or other experts, advisers, consultants or professionals selected with reasonable care by the Trustees or officers of the Trust, regardless of whether the person rendering such report or advice also may be a Trustee, officer or employee of the Trust.


                                    ARTICLE V

                          SHARES OF BENEFICIAL INTEREST

          SECTION 5.1. SHARES OF BENEFICIAL INTEREST. The interest of the beneficiaries of the Trust initially shall be divided into common shares of beneficial interest of $0.001 par value. The number of common shares authorized hereunder is unlimited. All shares issued, including, without limitation, those issued in connection with a dividend or distribution or a share split, shall be fully paid and nonassessable. The Trustees, without Shareholder approval, may authorize one or more Classes of Shares (which Classes, without Shareholder approval, may be divided by the Trustees into two or more Series), Shares of each such Class or Series having such preferences, voting powers and special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine and as shall be set forth in a resolution adopted in accordance with the By-Laws. The number of Shares of each Class or Series authorized shall be unlimited except as the By-Laws otherwise may provide. The Trustees from time to time may divide or combine the Shares of any Class or Series into a greater or lesser number without thereby changing the proportionate beneficial interest in the Class or Series.

          The ownership of Shares shall be recorded on the books of the Trust or the Transfer Agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees otherwise may determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or the Transfer Agent, as the case may be, shall be conclusive as to who are the Shareholders of each Class or Series and as to the number of Shares of each Class or Series held from time to time by each Shareholder. The Trustees at any time may discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

          SECTION 5.2. VOTING POWERS. Subject to the voting powers of one or more Classes or Series, the Shareholders shall have power to vote only (i) with respect to the election of Trustees, (ii) for the removal of Trustees as provided for herein, (iii) with respect to any Investment Adviser as required by applicable law, (iv) with respect to any termination or amendment of this Trust, or with respect to certain transactions, to the extent and as provided in
Article VIII, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by law, this Declaration, the By-Laws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single Class without regard to Classes or Series, except as otherwise provided in the By-Laws or required by applicable law. There shall be no cumulative voting in the election of Trustees.

          SECTION 5.3. RIGHTS OF SHAREHOLDERS. The ownership of the Trust Property of every description and the right to conduct any business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust or of any Class or Series, nor can they be called upon to share or assume any losses of the Trust or of any Class or Series or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may specifically determine with respect to any Class or Series.

          Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration and the Bylaws and to have become a party hereto and thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust.

          SECTION 5.4. TRUST ONLY. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Massachusetts business trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

          SECTION 5.5. ISSUANCE OF SHARES. The Trustees in their discretion may issue, from time to time and without any authorization or vote of the Shareholders, Shares of any Class or Series, in addition to the then issued and Outstanding Shares, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem appropriate or desirable, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and reissue and resell full and fractional Shares held in the treasury. The Trustees may authorize the issuance of certificates of beneficial interest to evidence the ownership of Shares. Shares held in the treasury shall not be voted nor shall such Shares be entitled to any dividends or other distributions declared with respect thereto. The Trustees, in their discretion from time to time and without any authorization or vote of the Shareholders, also may issue to the extent consistent with applicable law securities of the Trust convertible into Shares of the Trust and warrants to purchase securities of the Trust, in each case pursuant to such terms and under such conditions as the Trustees may specify in their discretion. Shares of any Class or Series, in addition to the then issued and outstanding Shares, and such warrants or convertible securities, may be issued to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem appropriate or desirable, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Section 5.5.


                                   ARTICLE VI

                           REDEMPTIONS AND REPURCHASES

          SECTION 6.1. REDEMPTIONS AND REPURCHASES OF SHARES. From time to time, the Trust may redeem or repurchase its Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the 1940 Act. The Trust may require Shareholders to pay a withdrawal charge, a sales charge, or any other form of charge to the Trust, to the underwriter or to any other person designated by the Trustees upon redemption or repurchase of Shares in such amount as shall be determined from time to time by the Trustees. The Trust also may charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees.

          SECTION 6.2. MANNER OF PAYMENT. Payment of Shares redeemed or repurchased, at the option of the Trustees or such officer or officers as they may duly authorize for the purpose, in their complete discretion, may be made in cash, or in kind, or partially in cash and partially in kind. If payment is made in kind, the Trustees, or their delegate, shall have absolute discretion as to what security or securities shall be distributed in kind and the amount of the same, and the securities shall be valued for purposes of distribution at the figure at which they were appraised in computing the net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act shall receive cash.

          SECTION 6.3. INVOLUNTARY REDEMPTION. If the Trustees shall be of the opinion at any time and in good faith, that direct or indirect ownership of Shares of any Class or Series or other securities of the Trust has or may become concentrated in any person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption by any such person a number, or principal amount, of Shares or other securities of the Trust sufficient to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any person whose acquisition of the Shares or other securities of the Trust in question would result in such disqualification. The redemption shall be effected upon such terms and conditions as shall be determined by the Trustees.

          The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.


                                   ARTICLE VII

                        DETERMINATION OF NET ASSET VALUE,
                          NET INCOME AND DISTRIBUTIONS

          SECTION 7.1. NET ASSET VALUE. The net asset value of each outstanding Share of the Trust or of any Class or Series thereof shall be determined on such days and at or as of such time or times as the Trustees may determine. Any reference in this Declaration to the time at which a determination of net asset value is made shall mean the time as of which the determination is made. The power and duty to determine and method of determination of net asset value may be delegated by the Trustees from time to time to the Investment Adviser, the Administrator, the Custodian, the Transfer Agent or such other Person or Persons as the Trustees may determine. The value of the assets of the Trust or any Class or Series thereof shall be determined in a manner authorized by the Trustees. From the total value of said assets, there shall be deducted all indebtedness, interest, taxes, payable or accrued, including estimated taxes on unrealized book profits, expenses and management charges accrued to the appraisal date, and all other items in the nature of liabilities which shall be deemed appropriate by the Trustees, as incurred by or allocated to the Trust or any Class or Series thereof. The resulting amount, which shall represent the total net assets of the Trust or Class or Series thereof, shall be divided by the number of Outstanding Shares of the Trust or Class or Series thereof at that time and the quotient so obtained shall be deemed to be the net asset value of the Shares of the Trust or Class or Series thereof. The Trust may declare a suspension of the determination of net asset value to the extent permitted by the 1940 Act. It shall not be a violation of any provision of this Declaration if Shares are sold, redeemed or repurchased by the Trust at a price other than one based on net asset value, subject to the provisions of the 1940 Act. No provision of this Declaration shall be construed to restrict or affect the right or ability of the Trust to employ or authorize the use of pricing services, appraisers or any other means, methods, procedures, or techniques in valuing the assets or calculating the liabilities of the Trust or any Class or Series thereof.

          SECTION 7.2. DIVIDENDS AND DISTRIBUTIONS.

          (a) The Trustees from time to time may distribute ratably among the Shareholders of the Trust or of a Class or Series thereof such portion of the net earnings or profits, surplus (including paid-in surplus), capital (including paid-in capital), or assets of the Trust or such Class or Series held by the Trustees as they may deem appropriate or desirable. Such distributions may be made in cash, additional Shares or property (including without limitation any type of obligations of the Trust or Class or Series or any assets thereof), and the Trustees may distribute ratably among the Shareholders of the Trust or Class or Series thereof additional Shares of the Trust or Class or Series thereof issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem appropriate or desirable. Such distributions may be among the Shareholders of the Trust or Class or Series thereof at the time of declaring a distribution or among the Shareholders of the Trust or Class or Series thereof at such other date or time or dates or times as the Trustees shall determine. The Trustees always may retain from the earnings or profits such amounts as they may deem appropriate or desirable to pay the expenses and liabilities of the Trust or a Class or Series thereof or to meet obligations of the Trust or a Class or Series thereof, together with such amounts as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business or operations of the Trust or such Class or Series. The Trust may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or other distribution plans as the Trustees may deem appropriate or desirable. The Trustees in their discretion may determine that an account administration fee or other similar charge may be deducted directly from the income and other distributions paid on Shares to a Shareholder's account in any Class or Series.

          (b) The Trustees may prescribe in their absolute discretion such bases and times for determining the amounts for the declaration and payment of dividends and distributions as they may deem necessary, appropriate or desirable.

          (c) Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of account, the above provisions shall be interpreted to give the Trustees full power and authority in their absolute discretion to distribute for any fiscal year as dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust or a Class or Series thereof to avoid or reduce liability for taxes.

          SECTION 7.3. POWER TO MODIFY FOREGOING PROCEDURES. Notwithstanding any provision contained in this Declaration, the Trustees may prescribe in their absolute discretion such other means, methods, procedures or techniques for determining the per Share net asset value of a Class or Series thereof or the income of the Class or Series thereof, or for the declaration and payment of dividends and distributions on any Class or Series.


                                  ARTICLE VIII

                 DURATION; AMENDMENTS; TERMINATION OF TRUST OR A
                 CLASS OR SERIES; MERGERS; CERTAIN TRANSACTIONS

          SECTION 8.1. DURATION. The Trust shall continue without limitation of time, but subject to the provisions of this Article VIII. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to terminate or annul the Trust or to revoke any existing agency or delegation or authority pursuant to the terms of this Declaration or of the By-Laws.

          SECTION 8.2. AMENDMENTS. The execution of an instrument setting forth the establishment and designation and the relative rights of any Class or Series of Shares in accordance with Section 5.1 hereof shall, without any authorization, consent or vote of the Shareholders, effect an amendment of this Declaration. Except as otherwise provided in Section 8.3 hereof, if authorized by a majority of the Trustees and by vote of a majority of the outstanding voting securities of the Trust affected by the amendment (which voting securities shall, unless otherwise provided by the Trustees, vote together on such amendment as a single class), or by any larger vote which may be required by applicable law or this Declaration in any particular case, the Trustees may amend or otherwise supplement this Declaration. The Trustees may also amend this Declaration without the vote or consent of Shareholders to change the name of the Trust or to make such other changes as do not have a materially adverse effect on the rights or interests of Shareholders hereunder or if they deem it necessary to conform this Declaration to the requirements of applicable Federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

          No amendment may be made under this Section which shall amend, alter, change or repeal any of the provisions of Article VIII unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of 66-2/3% of each Class and Series of Shares outstanding and entitled to vote (with each such Class and Series separately voting thereon on consenting thereto as a separate Class or Series). Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by any agreement between the Trust and any national securities exchange.

          Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

          Notwithstanding any other provision hereof, until such time as a Registration Statement under the 1933 Act, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

          SECTION 8.3. CERTAIN TRANSACTIONS.

          (a) Except as otherwise provided in this Section 8.3, at least 75% of the votes entitled to be cast by Shareholders, in addition to the affirmative vote of at least 75% of the Trustees, shall be necessary to effect an amendment to this Declaration to make the Shares "redeemable securities" or to convert the Trust from a "closed-end company" to an "open-end company" (as such terms are defined in Section 5(a)(2) and Section 5(a)(1), respectively, of the 1940 Act) unless the Continuing Trustees (as hereinafter defined), by a vote of at least 75% of such Continuing Trustees, approve such amendments in which case the affirmative vote of a majority of the votes entitled to be cast by Shareholders shall be required to approve such transaction.

          (b) The affirmative votes of at least 75% of the Trustees and of at least 80% of the votes entitled to be cast thereon by Shareholders are required to authorize any of the following transactions:

                  (i) unless the 1940 Act or any other Federal or state law or regulation requires a lesser vote, any Shareholder proposal as to specific investment decisions made or to be made with respect to the Trust's assets as to which Shareholder approval is required under Federal or Massachusetts law; or

                  (ii) any proposal as to the voluntary liquidation or dissolution of the Trust or any amendment to this Declaration to terminate the existence of the Trust, unless the Continuing Trustees, by a vote of at least 75% of such Continuing Trustees, approve such proposals, in which case the affirmative vote of a majority of the votes entitled to be cast by Shareholders shall be required to approve such transaction.

          (c) The affirmative vote of at least 75% of the of Trustees and the holders of at least 66-2/3% of the votes entitled to be cast thereon by Shareholders, including at least 66-2/3% of the votes entitled to be cast thereon other than votes held by an Interested Party (or its Affiliate) (as hereinafter defined) who is a party to a Business Combination (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of the Interested Party, are required to authorize any Business Combination unless either the condition in clause (i) below is satisfied, or all of the conditions in clauses
(ii), (iii), (iv), (v) and (vi) below are satisfied, in either which case paragraph (e) below shall apply.

                  (i) The Business Combination shall have been approved by a vote of at least 75% of the Continuing Trustees.

                  (ii) The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per Share by holders of any Class of outstanding Shares in such Business Combination shall be at least equal to the higher of the following:

                           (A)      the highest per Share price (including any
brokerage commissions, transfer taxes and soliciting dealers' fees) paid by an Interested Party (as hereinafter defined) for any Shares acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (ii) (a) in the Threshold Transaction (as hereinafter defined), or (b) in any period between the Threshold Transaction and the consummation of the Business Combination, whichever is higher; and

                           (B)      the net asset value per Share of such Shares
on the Announcement  Date or on the date of the Threshold
Transaction, whichever is higher.

                  (iii) The consideration to be received by holders of the particular Class of outstanding Shares shall be in cash or in the same form as the Interested Party has previously paid for Shares of any Class. If the Interested Party has paid for Shares of any Class with varying forms of consideration, the form of consideration for such Class of Shares shall be either cash or the form used to acquire the largest number of Shares of such Class of Shares previously acquired by it.

                  (iv) After the occurrence of the Threshold Transaction, and prior to the consummation of such Business Combination, such Interested Party shall not have become the beneficial owner of any additional Shares except by virtue of the Threshold Transaction.

                  (v) After the occurrence of the Threshold Transaction, such Interested Party shall not have received the benefit, directly or indirectly (except proportionately as a Shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Trust, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the 1934 Act and 1940 Act shall be prepared and mailed by the Interested Party, at such Interested Party's expense, to Shareholders at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the 1934 Act or 1940 Act.

          (d) For the purposes of this Section 8.3 only:

                  (i) "Business Combination" shall mean any of the transactions described or referred to in any one or more of the following subparagraphs:

                           (A)      any merger, consolidation or share exchange
of the Trust with or  into any other Person;

                           (B)      any sale, lease, exchange, mortgage, pledge,
transfer or other disposition (in one transaction or a series of transactions in any 12-month period) to or with any other person of any assets of the Trust having an aggregate Fair Market Value of $1,000,000 or more except for portfolio transactions of the Trust (including, without limitation, pledges of portfolio securities in connection with borrowings and debt securities and default provisions with respect thereto, reverse repurchase agreements and security loan transactions) affected in the ordinary course of the Trust's business;

                           (C)      the issuance or transfer by the Trust (in
one transaction or a series of transactions in any 12-month period) of any securities of the Trust to any other person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more excluding (i) sales of debt securities of the Trust in a public or private offering, (ii) sales of any securities of the Trust in connection with a public offering thereof, (iii) issuances of any securities of the Trust pursuant to a dividend reinvestment plan adopted by the Trust or pursuant to a share dividend and (iv) issuances of any securities of the Trust upon the exercise of any share subscription rights distributed by the Trust;

                  (ii) "Continuing Trustee" means any Trustee who is not an Interested Party or an Affiliate of an Interested Party and has been a Trustee for a period of at least 12 months (or since the Trust's commencement of operations, if that period is less than 12 months), or is a successor of a Continuing Trustee who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Trustee by a majority of the Continuing Trustees then on the Board of Trustees.

                  (iii) "Interested Party" shall mean any person, other than an investment company advised by the Trust's initial investment adviser or any of its Affiliates, which enters, or proposes to enter, into a Business Combination with the Trust.

                  (iv) A person shall be a "beneficial owner" of any Share:

                           (A)      which such person or any of its Affiliates
or Associates beneficially  owns, directly or indirectly; or

                           (B)      which such person or any of its Affiliates
or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or

                           (C)      which is beneficially owned, directly or
indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares.

                  (v) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the 1934 Act.

                  (vi)    "Fair Market Value" means:

                           (A)      in the case of Shares, the highest closing
sale price during the 30- day period immediately preceding the relevant date of a Share on the New York Stock Exchange, or if such Share is not listed on such Exchange, on the principal United States securities exchange registered under the 1934 Act on which such Share is listed, or, if such Share is not listed on any such exchange, the highest closing sale price (if such Share is a National Market System security) or the highest closing bid quotation (if such Share is not a National Market System security) with respect to a Share during the 30-day period preceding the relevant date on the National Association of Securities Dealers, Inc. Automated Quotation Systems (NASDAQ) or any system then in use, or if no such quotations are available, the fair market value on the relevant date of the Share as determined by at least 75% of the Continuing Trustees in good faith, and

                           (B)      in the case of property other than cash or
stock, the fair market value of such property on the relevant date as determined by at least 75% of the Continuing Trustees in good faith.

                  (vii) "Threshold Transaction" means the transaction by or as a result of which an Interested Party first becomes the beneficial owner of Shares.

                  (viii) If any Business Combination occurs in which the Trust survives, the phrase "consideration other than cash to be received" as used in subparagraph (c) (ii) shall include the Shares retained by the holders of such Shares.

                    (ix) Continuing Trustees, acting by a vote of at least 75%, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine (a) the number of Shares beneficially owned by any Person, (b) whether a Person is an Affiliate or Associate or another, (c) whether the requirements of subparagraph (c) above have been met with respect to any Business Combination, and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Trust in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

          (e) If any Business Combination described in paragraph (d) (i) (A) or
(B) (if the merger, consolidation, share exchange or transfer or other disposition constitutes a merger, consolidation, share exchange or transfer of all or substantially all of the assets of the Trust with respect to which shareholder approval is required under Massachusetts Law) is approved by a vote of 75% of the Continuing Trustees or all of the conditions in paragraph (c)
(ii), (iii), (iv), (v) and (vi) are satisfied, a majority of the votes entitled to be cast by Shareholders shall be required to approve such transaction. If any other Business Combination is approved by a vote of 75% of the Continuing Trustees or all of the conditions in paragraph (c) (ii), (iii), (iv), (v) and
(vi) are satisfied, no shareholder vote shall be required to approve such transaction unless otherwise provided in this Declaration or required by applicable law.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.1. USE OF THE WORDS "HIGHLAND CAPITAL." Highland Capital Management, L.P. (hereinafter referred to as Highland Capital) has consented to the use by the Trust of the identifying words "Highland Capital" in the name of the Trust. Such consent is conditioned upon the continued employment of Highland Capital or a subsidiary or affiliate of Highland Capital as Investment Adviser of the Trust or as the investment adviser of each of the investment companies referred to in the last paragraph of Section 2.9. As between the Trust and itself, Highland Capital shall control the use of the name of the Trust insofar as such name contains the identifying words "Highland Capital. " Highland Capital from time to time may use the identifying words "Highland Capital" in other connections and for other purposes, including, without limitation, the names of other investment companies, trusts, corporations or businesses which it may manage, advise, sponsor or own or in which it may have a financial interest. Highland Capital may require the Trust to cease using the identifying words "Highland Capital" in the name of the Trust if Highland Capital or a subsidiary or affiliate of Highland Capital ceases to act as investment adviser of the Trust or as the investment adviser of each of the investment companies referred to in the last paragraph of Section 2.9.

          SECTION 9.2. NOTICES. Notwithstanding any other provision of this Declaration, any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust. If and to the extent consistent with applicable law, a notice of a meeting, an annual report, and any other communication to Shareholders need not be sent to a Shareholder (i) if an annual report and a proxy statement for two consecutive shareholder meetings have been mailed to such Shareholder's address and have been returned as undeliverable, (ii) if all, and at least two, checks (if sent by first class mail) in payment of distributions on Shares during a twelve-month period have been mailed to such Shareholder's address and have been returned as undeliverable or (iii) in any other case in which a proxy statement concerning a meeting of security holders is not required to be given pursuant to the Commission's proxy rules as from time to time in effect under the 1934 Act. However, delivery of such proxy statements, annual reports and other communications shall resume if and when such Shareholder delivers or causes to be delivered to the Trust written notice setting forth such Shareholder's then current address.

          SECTION 9.3. FILING OF COPIES, REFERENCES, HEADINGS AND COUNTERPARTS. The original or a copy of this instrument, any amendment hereto and each declaration of trust supplemental hereto, shall be kept at the office of the Trust. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to whether or not any such amendments or supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by a Trustee or an officer of the Trust to be a copy of this instrument or of any such amendment hereto or supplemental declaration of trust.

          In this instrument or in any such amendment or supplemental declaration of trust, references to this instrument, and all expressions such as "herein," "hereof," and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original, but such counterparts shall constitute one instrument. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees then in office and filed with the Secretary of State of the Commonwealth of Massachusetts. A restated Declaration, upon execution, shall be conclusive evidence of all amendments and supplemental declarations contained therein and thereafter may be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

          SECTION 9.4. APPLICABLE LAW. The Trust set forth in this instrument is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

          SECTION 9.5. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

          (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of legal counsel, that any of such provisions is in conflict with the 1940 Act, the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be construed in such a manner consistent with such law as may most closely reflect the intention of the offending provision; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

          (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not affect in any manner such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.


          IN WITNESS WHEREOF, the undersigned Trustee has hereunto set his hand and seal for himself and his assigns as of the day and year first above written.



                                         /s/ James Dondero, Trustee
                                         --------------------------
                                         Name:        James Dondero
                                         Address:     1150 Two Galleria Tower
                                                      13455 Noel Road LB #45
                                                      Dallas, TX  75240


ADDRESS OF TRUST:
------------------
1150 Two Galleria Tower
13455 Noel Road LB #45
Dallas, TX 75240



ADDRESS OF RESIDENT AGENT:
--------------------------
CT Corporation System
2 Oliver Street
Boston, MA  02109


 The names and addresses of all the Trustees of the Trust are as follows:

James Dondero
c/o Highland Capital Fixed Income Fund
1150 Two Galleria Tower
13455 Noel Road LB #45
Dallas, Texas  75240